SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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[ ]	Definitive Proxy Statement
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Spare Backup, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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SPARE BACKUP, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST [X], 2008

To the Stockholders of Spare Backup, Inc.

You are cordially invited to attend a special meeting of stockholders of Spare Backup, Inc. to be held at 72-757 Fred Waring Drive, Palm Desert, California 92260 on _______, August [X], 2008 at _______ local time. At the special meeting you will be asked to vote on the following matters:

1.

To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock from 150,000,000 shares to 300,000,000 shares (the “Recapitalization Amendment”),

2.

To approve a Certificate of Amendment to our Certificate of Incorporation effecting a reverse stock split of our outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion (the “Reverse Split Amendment”), and

3.	To consider and act upon any other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors recommends that you vote “FOR” Proposal 1 and 2.

These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on July [X], 2008 as the Record Date for determining the stockholders that are entitled to notice of and to vote at the special meeting and any adjournments thereof.

Your vote is important regardless of the number of shares you own. All stockholders are invited to attend the special meeting in person. Whether or not you plan to attend the special meeting in person, please take the time to vote by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-paid envelope.

You may attend the special meeting and vote in person even if you have previously voted by proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Cery Perle

Palm Desert, California	Cery Perle
June [X], 2008	Chief Executive Officer

TABLE OF CONTENTS

Page No.

General	1
Questions and Answers	1
Who Can Help Answer Your Questions	4
Principal Stockholders	4
Proposal 1 - Approval of Certificate of Amendment to our Certificate of Incorporation increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares.	6
Proposal 2 - Approval a Certificate of Amendment to our Certificate of Incorporation effecting a reverse stock split of our outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion.	8
Other Matters	11
Dissenter’s Rights	11
Proposals of Stockholders	11
Annual Report on Form 10-K	12
Where You Can Find More Information	12

Appendix A - Form of Certificate of Amendment to Certificate of Incorporation (Proposal 1)
Appendix B - Form of Certificate of Amendment to Certificate of Incorporation (Proposal 2)

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

OF

SPARE BACKUP, INC.

General

The enclosed proxy is solicited on behalf of the Board of Directors of Spare Backup, Inc. for use at our special meeting of stockholders to be held on ________, August [X], 2008 at _____, local time, and at any adjournments thereof. The special meeting will be held at 72-757 Fred Waring Drive, Palm Desert, California 92260. Voting materials, including this proxy statement and the proxy card, were mailed on or about July ____, 2008 to all stockholders entitled to vote at the special meeting.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Q:	What may I vote on at the special meeting?

A:	At the special meeting, stockholders will consider and vote upon the following matters:

•

To approve a Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares (the “Recapitalization Amendment”),

•

To approve a Certificate of Amendment to our Certificate of Incorporation effecting a reverse stock split of our outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion (the “Reverse Split Amendment”), and

•	To consider and act upon any other business as may properly come before the special meeting or any adjournments thereof.

Q:	How does the Board of Directors recommend that I vote on the proposal?

A:	The Board of Directors recommends a vote “FOR” the proposals.

Q:	How can I vote my shares at the special meeting?

A:

If your shares are registered directly in your name with our transfer agent, Holladay Stock Transfer, Inc., you are considered the stockholder of record with respect to those shares and we are sending the proxy materials and proxy card directly to you. As the stockholder of record, you have the right to vote in person at the special meeting. If you choose to do so, you can bring the enclosed proxy card or vote at the special meeting using the ballot provided at the meeting. Even if you plan to attend the special meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the special meeting in person.

Many of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the special meeting in order to vote in person.

Q:	How can I vote my shares without attending the special meeting?

A:

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the special meeting by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the special meeting?

A:

Other than the approval of the Recapitalization Amendment and the approval of the Reverse Split Amendment, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the person named as proxy holder, Mr. Cery Perle, our CEO, will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

Q:	What happens if I do not give specific voting instructions?

A:

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on the proposal and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the special meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to the proposal.

Q:	What is the quorum requirement for the special meeting?

A:

On the Record Date there were [81,358,586] shares of our common stock and 50,000 shares of our Series A Preferred Stock (collectively, our “Voting Shares”) outstanding which are our only classes of voting securities. Each share of common stock entitles the holder to one vote and each share of Series A Preferred Stock, which is held by our CEO, entitles the holder to 400 votes at any meeting of our stockholders and the shares of common stock and Series A Preferred Stock vote together on all matters submitted to a vote of our stockholders. A majority of our outstanding Voting Shares as of the Record Date must be present at the special meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on matters introduced at the special meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card.

Q:	How can I change my vote after I return my proxy card?

A:

You may revoke your proxy and change your vote at any time before the final vote at the special meeting. You may do this by signing a new proxy card with a later date or by attending the special meeting and voting in person. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote at the special meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements,
•	to allow for the tabulation of votes and certification of the vote, and
•	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our transfer agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the quarter ending September 30, 2008.

Q:	How can I obtain a separate set of voting materials?

A:

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Spare Backup stock account, we are delivering only one set of the proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials. For future special meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:

Spare Backup, Inc.

Attention: Patricia Kampman

72757 Fred Waring Drive

Palm Desert, California 92260

Telephone: (760) 779-0251

Q:	Who pays for the cost of this proxy solicitation?

A:

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q:	What is the voting requirement to approve the proposals?

A:

The proposal to approve the Recapitalization Amendment and the proposal to approve the Reverse Split Amendment will be approved if the holders of a majority of the outstanding Voting Shares on the Record Date cast votes “FOR” the proposal. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the special meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the special meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the special meeting.

Q:	How can I communicate with the non-employee directors on Spare Backup’s Board of Directors?

A:

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our corporate secretary. Stockholders can send communications by mail to:

Mr. Cery Perle,

Chief Executive

Spare Backup, Inc.

72757 Fred Waring Drive

Palm Desert, California 92260

Correspondence received that is addressed to the non-employee directors will be reviewed by our CEO or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our CEO, deals with the functions of the Board of Directors or committees thereof or that our CEO otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing or calling us at our principal executive offices:

Mr. Cery Perle,

Chief Executive

Spare Backup, Inc.

72757 Fred Waring Drive

Palm Desert, California 92260

Telephone: (760) 779-0251

PRINCIPAL STOCKHOLDERS

Our voting securities are comprised of our common stock and our Series A Preferred Stock. At July [X], 2008 there were [81,358,586] shares of our common stock and 50,000 shares of our Series A Preferred Stock issued and outstanding. The following table contains information regarding record ownership of our common stock as of July [X], 2008 held by:

•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

            A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from July [X], 2008, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 72757 Fred Waring Drive, Palm Desert, California 92260.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock		% of
Name	# of Shares	% of Class	# of Shares	% of Class	Vote

Cery B. Perle (1)	10,914,694	12.8%	50,000	100%	29.5%
Edward L. Hagan (2)	2,725,000	3.3%	0	n/a	2.7%
Richard Galterio (3)	2,100,000	2.5%	0	n/a	2.0%
Ivor Newman (4)	1,330,208	1.6%	0	n/a	1.3%
Darryl Adams (5)	1,147,681	1.4%	0	n/a	1.1%
All named executive officers and directors as a group (five persons) (1), (2), (3), (4) and (5)	18,217,583	20.2%	50,000	100%	34.7%

*	represents less than 1%

(1)	The number of shares beneficially owned by Mr. Perle includes:

•

a total of 7,314,694 shares of our common stock which are presently outstanding, including 1,140,194 shares held by Mr. Perle, 4,000,000 shares held by a trust for his benefit, 724,500 shares held in trust for his minor children, and1,500,000 shares of common stock held by Preston & Price, S.A., over which Mr. Perle can exercise voting rights,

•	options to purchase 2,100,000 shares of common stock with an exercise price of $0.45 per share,
•	options to purchase 250,000 shares of common stock with an exercise price of $0.34 per share,
•	options to purchase 50,000 shares of common stock with an exercise price of $0.425 per share,
•	options to purchase 100,000 shares of common stock with an exercise price of $0.442 per share,
•	options to purchase 100,000 shares of common stock with an exercise price of $0. 48 per share,
•	options to purchase 500,000 shares of common stock with an exercise price of $0.93 per share, and
•	options to purchase 500,000 shares of common stock with an exercise price of $0.32 per share.

(2)	The number of shares beneficially owned by Mr. Hagan includes:

•	1,092,475 shares of our common stock which are presently outstanding,
•	344,000 shares of our common stock held by his wife Stephanie,
•	312,000 shares of our common stock held as custodian for the benefit of minor children,
•	options to purchase 350,000 shares of our common stock with an $0.45 per share,
•	options to purchase 189,025 shares of our common stock with an exercise price of $0.41 per share,
•	options to purchase 250,000 shares of our common stock with an exercise price of $0.93 per share, and
•	options to purchase 187,500 shares of our common stock with an exercise price of $0.32 per share.

(3)	The number of shares beneficially owned by Mr. Galterio includes:

•	600,000 shares of our common stock underlying options exercisable at $0.45 per share;
•	500,000 shares of our common stock underlying options exercisable at $0.41 per share;
•	500,000 shares of our common stock underlying options exercisable at $0.93 per share; and
•	options to purchase 500,000 shares of our common stock with an exercise price of $0.32 per share.

(4)	The number of shares beneficially owned by Mr. Newman includes:

•	50,000 shares of our common stock which are presently outstanding,
•	100,000 shares of our common stock underlying options exercisable at $0.34 per share,
•	342,708 shares of our common stock underlying options exercisable at $0.40 per share,
•	187,500 shares of our common stock underlying options exercisable at $0.45 per share,
•	50,000 shares of our common stock underlying options exercisable at $0.43 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.442 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.93 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.80 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.45 per share,
•	100,000 shares of our common stock underlying options exercisable at $0.50 per share, and
•	100,000 shares of our common stock underlying options exercisable at $0.35 per share.

The number of shares of common stock beneficially owned by Mr. Newman excludes 19,792 shares underlying options exercisable at prices ranging from $0.40 to $0.45 per share which have not yet vested.

(5)	The number of shares beneficially owned by Mr. Adams includes:

•	251,848 shares of our common stock which are presently outstanding,
•	770,833 shares of our common stock underlying options exercisable at $0.51 per share;
•	100,000 shares of our common stock underlying options exercisable at $0.48 per share, and
•	25,000 shares of our common stock underlying options exercisable at $0.35 per share.

The number of shares of common stock beneficially owned by Mr. Adams excludes 229,167 shares issuable upon the exercise of options with an exercise price of $0.51 per share which have not yet vested.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL 1

APPROVAL OF THE RECAPITALIZATION AMENDMENT

Our authorized capital currently consists of 150,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 50,000 shares have been designated as Series A Preferred Stock. The shares of Series A Preferred Stock are not convertible or exchangeable for any other security. At July [X], 2008 we had [81,358,586] shares of common stock and 50,000 shares of Series A Preferred Stock issued and outstanding. In addition, there is a total of [58,613,891] shares of our common stock underlying outstanding warrants and options and outstanding convertible debt.

On May 27, 2008 our Board of Directors approved, and recommended to our stockholders, the Recapitalization Amendment. The form of Recapitalization Amendment is attached to this proxy statement as Appendix A. While we presently have a sufficient number of authorized but unissued shares of common stock available for issuance upon the possible exercise of outstanding options and warrants and/or the conversion of outstanding convertible debt, our Board of Directors believes it to be advisable to increase our authorized common shares to provide for future events. If the Recapitalization Amendment is approved, as a result of the increase in the number of authorized shares of our common stock, we will have additional shares of unissued common stock available in the event the Board of Directors determines that it is necessary or appropriate to issue such shares to permit us to raise additional capital through the sale of equity or convertible debt securities, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other valid corporate purposes.

Pursuant to the Recapitalization Amendment, we will increase the number of authorized shares of common stock to 350,000,000 shares. The terms of the newly authorized shares of common stock will be identical to those of the currently authorized shares of common stock. The authorization of additional shares of common stock will not alter the current number of issued and outstanding shares. The Recapitalization Amendment will not change any of the designations, rights or preferences of our Series A Preferred Stock nor will it increase the number of shares of authorized preferred stock.

Purpose and Effect of Recapitalization Amendment.

Our Board of Directors believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock without the expense and delay of additional special stockholders’ meetings. Our working capital needs have been intensive and our business model provides that in the future we may issue shares of our common stock or securities convertible or exchangeable for shares of common stock for capital raising purposes, to establish strategic relationships with corporate partners, in connection with equity compensation plans or for other valid corporate purposes. However, while we are actively seeking to raise additional capital and any such transaction will likely involve the issuance and sale of common equity or debt which is convertible into shares of our common stock, we currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock, including as part of a capital raising transaction or otherwise.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

Although the Recapitalization Amendment was not adopted by our Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued common shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. While the Recapitalization Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the Recapitalization Amendment outweighs any disadvantages.

Manner of Effecting the Recapitalization Amendment.

The increase in the number of authorized shares of our common stock will be effected by the filing of the Recapitalization Amendment with the Secretary of State of the State of Delaware. If approved at the special meeting, we anticipate that we will file the Recapitalization Amendment as soon as practicable after the date of the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE RECAPITALIZATION AMENDMENT.

PROPOSAL 2

APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT

On May 27, 2008, our Board of Directors also approved, and recommended to our stockholders, the Reverse Split Amendment. The Reverse Split Amendment will effect a reverse stock split of the outstanding shares of our common stock at a ratio of up to one-for-10 (1:10) (the “Reverse Split”). The Board of Directors will have the authority to decide, within six months from the date of the special meeting, the exact ratio of the Reverse Split and when to implement the Reverse Split. If the Board of Directors decides to implement the Reverse Split, it will become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware. The form of Reverse Split Amendment is attached to this proxy statement as Appendix B.

Purpose of the Reverse Split Amendment

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SPBU” On July [X], 2008 the last sale price of our common stock was $[X] per share. The primary objective of the Reverse Split will be to raise the per share trading price of our common stock. Our Board of Directors believes that the low per-share market price of our common stock impairs the acceptability of our common stock to financing sources, strategic partners and certain members of the investing public. Because of the current low price of our common stock, our credibility as a viable business enterprise could be negatively impacted.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of investors to purchase our common stock at its current price levels.

Our Board is seeking stockholder approval for split ratio of up to 1:10 rather than a fixed ratio in order to provide the Board with the flexibility to achieve the desired results of the Reverse Split. If the Reverse Split Amendment is approved, the Board will have the authority to implement the Reverse Split only upon the Board’s determination that the Reverse Split would be in our best interests at that time. In determining whether to proceed with the Reverse Split and setting the exact ratio of the split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock.

If the Board decides to implement the Reverse Split, it would set the timing for the Reverse Split and select a specific ratio up to 1:10. No further action other than the approval of the Reverse Split Amendment at the special meeting will be required to either implement or abandon the Reverse Split. If the Board determines to implement the Reverse Split, we will communicate to the public, prior to the effective date of a Reverse Split, additional details regarding the Reverse Split, including the specific ratio selected by the Board. If the Board does not implement the Reverse Split within six months from the date of the special meeting, the authority granted to it to implement the Reverse Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that it is no longer in our best interests.

Potential Effects of the Reverse Split

If and when implemented, the Reverse Split will affect all of the holders of our common stock uniformly. Pursuant to the Reverse Split, each holder of common stock, par value $0.0001 (“Old Shares”) immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of common stock, par value $0.0001 per share (“New Shares”) after implementation of the Reverse Split. Any fractional share existing as a result of the reverse stock split will be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the Reverse Split. On the effective date of the Reverse Split Amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding common shares as the stockholder held prior to the effective date of the Reverse Split Amendment. The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

Based upon [81,358,356] shares of our common stock outstanding at July [X], 2008, the following table reflects the approximate percentage reduction in the number of outstanding shares of common stock and the approximate number of New Shares that would be outstanding as a result of the Reverse Split at various ratios:

Ratio of Reverse Split	Approximate Percentage Reduction in Outstanding Common Shares	Approximate Outstanding Shares After Reverse Split

1 for 3	66.6%	27,119,529
1 for 5	80.0%	16,271,717
1 for 7	85.7%	11,622,655
1 for 10	90.0%	8,135,859

As a result of the Reverse Split, on the effective date of the Reverse Split Amendment the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the Reverse Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders’ equity. All share and per share information will be retroactively adjusted following the effective date of the Reverse Split Amendment to reflect the Reverse Split for all periods presented in future filings. The Reverse Split will increase the number of stockholders who own odd-lots, which is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Split will also affect other outstanding classes of our securities, including:

•           At July [X], 2008 we had outstanding options and warrants to purchase an aggregate of [45,380,559] shares of our common stock at exercise prices ranging from $0.0001 to $2.25 per share. On the effective date of the Reverse Split Amendment, all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock will automatically be adjusted to enable such holders to purchase, upon exercise thereof, such fewer number of shares of common stock as determined by the split ratio which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Split at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Split. The number of shares of our common stock which are reserved for issuance pursuant to options which may be granted under our 2002 Stock Option and Stock Award Plan, as amended, however, will not be reduced as a result of the Reverse Split and will equal to the number of remaining shares available for grant under the plan on the effective date of the Reverse Split Amendment.

•           At July [X], 2008 we had convertible debt which was exercisable into an aggregate of 13,233,332 shares of our common stock. On the effective date of the Reverse Split Amendment, the conversion price of this convertible debt will be automatically adjusted as determined by the split ratio. For example, if we should undertake a 1:10 reverse stock split, a $100,000 convertible note which is currently convertible at $0.30 per share immediately prior to the effective date of such reverse split would be convertible at $3.00 per share immediately following such effective date, and

•           The voting rights attributable to our Series A Preferred Stock will be adjusted on a proportional basis to the split ratio. For example, each share of this stock is presently entitled to 400 votes. If the Board were to approve a 1:10 reverse split, the voting rights for each share of Series A Preferred Stock would be automatically adjusted to 40 votes. The Reverse Split will not affect the number of outstanding shares of Series A Preferred Stock.

Because the Reverse Split will have the effect of increasing the number of authorized but unissued shares of our common stock which are available for issuance by our company, the Reverse Split Amendment may also be construed as having an anti-takeover effect. Although the Reverse Split Amendment was not adopted by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this proxy statement.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Split as of the date hereof. This summary addresses only U.S. holders who hold their stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws.

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Reverse Split.

Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by us in furtherance of the Reverse Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the post-reverse split shares will be the same as the aggregate adjusted basis of the pre-reverse split shares, reduced by the amount of the adjusted basis of pre-reverse split shares that is allocated to any fractional share for which cash is received. The holding period of the post-reverse split shares will include a U.S. holder’s holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the amount of the stockholder’s aggregate adjusted tax basis in pre-reverse split shares that is allocated to a fractional share. In general, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held for more than one year.

We will not recognize any gain or loss as a result of the Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE REVERSE SPLIT AMENDMENT.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the special meeting. If, however, other matters properly come before the special meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER’S RIGHTS

Under Delaware law there are no dissenter’s rights available to our stockholders in connection with the approval of either the Recapitalization Amendment or the Reverse Split Amendment.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders to be included in our proxy statement for next annual meeting of stockholders must be received by the corporate secretary of Spare Backup on or before [INSERT DATE], 2008. The submission of a stockholder proposal does not guarantee that it will be included in our proxy for our 2009 annual meeting. All other stockholder proposals, including nominations of directors, must be received by us not less than 60 days nor more than 90 days prior to such meeting which is tentatively scheduled for [INSERT DATE], 2009.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2007 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2007 Form 10-K by writing to us at 72757 Fred Waring Drive, Palm Desert, California 92260 Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Spare Backup, Inc., 72757 Fred Waring Drive, Palm Desert, California 92260.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cery Perle
Cery Perle, CEO

Palm Desert, California

June [X], 2008

SPARE BACKUP, INC.

Special Meeting of Stockholders

August [X], 2008

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF SPARE BACKUP, INC.

The undersigned stockholder of Spare Backup, Inc. (the “Company”) hereby appoints Cery Perle as proxy and attorney of the undersigned, with full rights of substitution, for and in the name(s) of the undersigned, to attend the special meeting of stockholders of the Company to be held at 72-757 Fred Waring Drive, Palm Desert, California 92260 on ______, August [X], 2008 at ______ local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting of stockholders with all powers possessed by the undersigned if personally present at the meeting including, without limitation, to vote an act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy Card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1 and “FOR” Proposal 2.

PLEASE VOTE, DATE, AND SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

Proposal 1.

Approve a Certificate of Amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares (the “Recapitalization Amendment”).

For ☐	Against ☐	Abstain ☐

Proposal 2.

Approve a Certificate of Amendment to the Company’s Certificate of Incorporation effecting a reverse stock split of our outstanding common stock at a ratio of up to one to 10 (1:10) to be fixed by our Board of Directors, in their sole discretion (the “Reverse Split Amendment”).

For ☐	Against ☐	Abstain ☐

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING	☐

PLEASE MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS AT RIGHT	☐

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized officer or if a partnership, please sign full partnership name by an authorized person.

Signature:	Date:
Print name of stockholder:
Print name of signer:
Print title of signer:
Number of common shares:

Signature:	Date:
Print name of stockholder:
Print name of signer:
Print title of signer:
Number of common shares:

2

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SPARE BACKUP, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Spare Backup, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Paragraph FOURTH of the Certificate of Incorporation of this Corporation is hereby amended by deleting the first paragraph and replacing it in its entirety with the following:

(a)        The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Three Hundred Fifty-Five Million (355,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.00l per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(b)        This Amendment shall not alter or change the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on January 16, 2008.

(c)	The effective time of this amendment shall be ________, 2008.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated May 27, 2008 in accordance with Section 141 of the Delaware General Corporation Law, and by the holders of a majority of the outstanding shares of the Corporation’s voting stock at a special meeting of stockholders held on August [X], 2008 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of ____________, 2008.

SPARE BACKUP, INC.

By:	_________________________
Cery Perle, Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SPARE BACKUP, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Spare Backup, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED, that at the effective time of this amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation’s Board of Directors shall be subject to a one for [INSERT NUMBER] (1:[INSERT NUMBER]) reverse split with all fractional shares rounded to the nearest whole share; and be it

FURTHER RESOLVED, that this Certificate of Amendment shall not alter or change the Certificate of Designation, Preferences, Rights and Other Rights of Series A Preferred Stock of the Corporation as filed with the Secretary of State of Delaware on January 16, 2008.

(c)	The effective time of this amendment shall be ________, 2008.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated May 27, 2008 in accordance with Section 141 of the Delaware General Corporation Law, and by the holders of a majority of the outstanding shares of the Corporation’s voting stock at a special meeting of stockholders held on August [X], 2008 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation as of ____________, 2008.

SPARE BACKUP, INC.

By:	_________________________
Cery Perle, Chief Executive Officer